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                                                               EXHIBIT 10.25

                     AMENDMENT NO. 2 AND CONSENT TO GUARANTY

     AMENDMENT NO. 2 AND CONSENT TO UNCONDITIONAL GUARANTY dated as of January 31, 2000 between IRON MOUNTAIN INCORPORATED, a Delaware corporation (Guarantor) and IRON MOUNTAIN STATUTORY TRUST - 1999, a Connecticut statutory trust (Owner), and consented to by each of the Lenders and Agent Bank listed on the signature pages hereto.

     Guarantor and Owner are parties to a certain Unconditional Guaranty dated as of July 1, 1999 as amended by Amendment No. 1 and Consent to Guaranty dated as of October 22, 1999 (the Guaranty) pursuant to which the Guarantor guarantees to Owner and the Indemnified Parties the Guaranteed Obligations, including, without limitation, certain obligations of Iron Mountain Records Management, Inc. (Lessee/Agent) under (i) a Lease Agreement from Owner to Lessee/Agent dated as of July 1, 1999 (the Lease), and (ii) an Agency Agreement between Lessee/Agent and Owner dated as of July 1, 1999 (the Agency Agreement). Each of the Lease and the Agency Agreement have been assigned to the Agent Bank pursuant to an Assignment of Lease and Agency Agreement from Owner to Agent Bank and consented to by Lessee/Agent dated as of July 1, 1999. Guarantor has requested that Owner, Agent Bank and the Lenders consent to Guarantor's merger with Pierce-Leahy Corp. and amend the Guaranty with respect to certain financial covenants and related definitions; and Guarantor has requested that the Lenders and Agent Bank consent to such changes. Accordingly, the parties hereto agree as follows:

     Section 1. DEFINITIONS. Except as otherwise defined in this Agreement, terms defined in the Guaranty are used herein as defined therein.

     Section 2. CONSENT TO MERGER; CERTAIN DEFINED TERMS. Notwithstanding that
Section 10(d)(x) of the Guaranty requires that Guarantor be the surviving entity of any merger, Owner, Agent Bank and the Lenders hereby consent and approve of Guarantor's merger with Pierce Leahy Corp. to take place and be effective on or about January 31, 2000 (the Merger Date), as such merger is evidenced by such articles of merger attached hereto as EXHIBIT A. As of the Merger Date, Owner, Agent Bank and the Lenders acknowledge that Pierce Leahy Corp., is the surviving entity of such merger with Guarantor and as a result of such merger will be known as "IRON MOUNTAIN INCORPORATED." Owner, Agent Bank and the Lenders hereby agree that, (i) as of the Merger Date, as used herein, in the Guaranty and in each other Operative Document, Guarantor shall mean Iron Mountain Incorporated, a Pennsylvania corporation, formerly known as Pierce Leahy Corp. as survivor by merger with Iron Mountain Incorporated, a Delaware corporation, and (ii) as of the date hereof, as used in the Guaranty and in each other Operative Document reference to the "Credit Agreement" shall be as defined in Section 3 F hereof.

     Section 3. AMENDMENTS. Subject to the terms and conditions contained herein, the Guaranty is hereby amended as follows:

     A. LEVERAGE RATIO. Section 10(a)(i) of the Guaranty is hereby amended by deleting in its entirety paragraph 10(a)(i)(B) thereof and replacing it as follows:

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          (B) The Guarantor will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) the excess of (x) the aggregate outstanding principal amount of Indebtedness (on a consolidated basis and without regard to Indebtedness owed to the Guarantor and its Subsidiaries, Indebtedness referred to in clause (xii) of the definition of "Permitted Indebtedness" in Section 1.01 of the Credit Agreement and the Indebtedness under the Pierce 1998 Senior Notes) of the Excluded Subsidiaries at such date over (y) the aggregate amount of cash and Liquid Investments of the Excluded Subsidiaries at such date to (ii) EBITDA for such period (the "FOREIGN LEVERAGE RATIO") to exceed 3.50 to 1. Solely for purposes of this clause (B), in determining the Foreign Leverage Ratio, EBITDA shall be determined by including only the Excluded Subsidiaries.

     B. INTEREST COVERAGE RATIO. Section 10(a)(ii) of the Guaranty is hereby amended by deleting clause (ii) of the first paragraph thereof and replacing it as follows: "(ii) Interest Expense for such period to be less than the ratio of
1.75 to 1."

     C. FIXED CHARGES COVERAGE RATIO. Section 10(a)(iii) of the Guaranty is hereby amended by deleting clause (ii) of the first paragraph thereof and replacing it as follows: "(ii) Fixed Charges for such period to be less than the ratio of 1.0 to 1."

     D. SUBORDINATED INDEBTEDNESS. Section 10(a)(iv) of the Guaranty is hereby deleted in its entirety and replaced as follows:

          "(iv) SUBORDINATED INDEBTEDNESS. Guarantor will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for:

          (i) regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness;

          (ii) any other purchase, redemption or retirement of Subordinated Indebtedness, so long as (i) no Default has occurred and is continuing and
     (ii) after giving effect to each such purchase, redemption or retirement, the ratio of Senior Debt on the last day of the most recently completed fiscal quarter of the Guarantor to EBITDA for the four quarters then ended on a PRO FORMA basis, after giving effect to such purchase, redemption or retirement and any Stock Repurchase consummated on or prior to the date thereof, and to any borrowings to finance the same, as at the last day of the latest fiscal quarter is less than or equal to 1.5 to 1."

     E. LIENS. Section 10(a)(v) of the Guaranty is hereby deleted in its entirety and replaced as follows:

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          "Guarantor will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any property or assets, now owned or hereafter acquired, securing any Indebtedness or other obligation, except: (i) the Liens created pursuant to the Security Documents; (ii) the Liens existing on the Effective Date set forth in Schedule III to the Credit Agreement and Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien set forth on Schedule III to the Credit Agreement, PROVIDED that the principal amount of such Indebtedness is not increased and is not secured by any additional assets; (iii) (A) Liens contemplated by clauses (ii), (iv), (v) and (vii) of the definition of Permitted Indebtedness; and (B) Liens securing Acquired Debt, provided that such Liens cover only those assets that were covered by such Liens prior to the relevant acquisition; (iv) attachment, judgment or other similar Liens arising in connection with litigation or other legal proceedings, PROVIDED that either (A) the claims in respect of such Liens are fully covered by insurance or (B) the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are in an amount not to exceed $3,000,000 in the aggregate and are being contested in good faith by appropriate proceedings diligently prosecuted; (v) Liens on properties or assets of an Excluded Subsidiary securing Indebtedness of such Excluded Subsidiary permitted under the Credit Agreement; (vi) other Liens arising in the ordinary course of the business of the Guarantor or such Subsidiary which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (vii) Liens securing Indebtedness permitted by clause (v) of Section 9.08 of the Credit Agreement, PROVIDED that such Liens extend only to the assets of any Excluded Subsidiary incurring such Indebtedness as a primary obliger (and not as a guarantor) or Capital Stock of such Excluded Subsidiary; and (viii) Liens on property leased pursuant to the Synthetic Lease Obligations permitted by clause
(vi) of Section 9.08 of the Credit Agreement."

     F. DEFINITIONS.

          (i) Section 10(c) of the Guaranty is hereby amended by inserting the following definitions (or, in the case of any definition for a term that is defined in the Guaranty before giving effect to this Agreement, by amending and restating such definition to read as set forth below):

     "ACQUIRED DEBT" shall mean, with respect to the Guarantor or any Subsidiary, Indebtedness of any other Person, existing at the time such other Person merged with or into or became a Subsidiary of the Guarantor or any Subsidiary thereof in connection with a Permitted Acquisition occurring after the Effective Date, provided that (i) such Indebtedness was not created by such other Person in contemplation of such acquisition and (ii) the aggregate outstanding principal amount of such Indebtedness shall not at any time exceed $15,000,000.

     "CAPITAL EXPENDITURES" shall mean capital expenditures by the Guarantor or any of its Subsidiaries during the relevant period determined in accordance with GAAP.

     "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of such Person's capital stock or other ownership interests, including, without limitation, all common stock and all preferred stock.

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     "CREDIT AGREEMENT" shall mean the Third Amended and Restated Credit
Agreement dated as of January 27, 2000 in the amount of up to $400,000,000 among Guarantor and the other parties thereto as amended, amended and restated, modified, extended, refinanced or supplemented from time to time, except to the extent that the Operative Documents refer to it as in effect on the date hereof.

     "DOLLARS," "US$" and "$" shall mean lawful money of the United States of America.

     "EBITDA" shall mean, for any period, the sum (without duplication), determined on a consolidated basis for the Guarantor and its Subsidiaries, of
(a) net income for such period PLUS (b) to the extent deducted in determining net income for such period, the sum of (i) depreciation and amortization (including deferred financing costs, organization costs, goodwill and non-compete amortization) for such period, (ii) other non-cash expenses for such period, (iii) Interest Expense for such period, (iv) provision for income taxes for such period, (v) extraordinary, unusual or non-recurring losses or other items (including without limitation losses arising from any natural disasters) for such period determined in accordance with GAAP, (vi) non-compete expenses for such period to the extent not capitalized in accordance with GAAP and (vii) losses on sales of fixed assets not in the ordinary course of business for such period after giving effect to any related charges for, reductions of or provisions for taxes thereon MINUS (c) to the extent included in the calculation of net income for such period, the sum of (i) other income (including interest income) for such period, (ii) extraordinary, unusual or non-recurring gains or other items for such period determined in accordance with GAAP and (iii) gains on sales of fixed assets not in the ordinary course of business for such period after giving effect to any related charges for, reductions of or provisions for taxes thereon.

     For the purposes of calculating the ratios set forth in Section 10 hereof there may, at the Guarantor's option (such option to be consistently applied with respect to each transaction), be included in EBITDA for any relevant period, on a PRO FORMA basis (adjusted to give effect to expenses that will not be ongoing), the net income (and the additions and subtractions thereto referred to above) for such period of any Person (or assets) acquired after the commencement of such period in connection with (i) the Pierce Merger and (ii) any Permitted Acquisition or any acquisition pursuant to Section 9.14(viii)(b) of the Credit Agreement having Acquisition Consideration, in the case of any such Permitted Acquisition, or an aggregate amount of consideration paid, in the case of such acquisition pursuant to Section 9.14(viii)(b) of the Credit Agreement, of more than $500,000. The net income (and the related additions and subtractions) of the Person or assets acquired pursuant to such acquisition for such period shall be calculated by reference to the most recent available quarterly financial statements of the acquired business, annualized.

     "EFFECTIVE DATE" shall have the meaning assigned to such term in the Credit Agreement.

     "EXCLUDED SUBSIDIARY" shall mean any Subsidiary of the Guarantor principally engaged in the records and information management business or related activities organized outside of the United States of America.

     "FIXED CHARGES" shall mean for any period the sum of (i) Scheduled Amortization for such period PLUS (ii) Interest Expense for such period PLUS
(iii) 50% of the total Capital

                                       -4-
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Expenditures (total Capital Expenditures being calculated for this purpose to exclude replacement Capital Expenditures made with the proceeds of insurance) for such period PLUS (iv) the aggregate amount of non-compete expenses for such period to the extent not capitalized in accordance with GAAP.

     "FUNDED INDEBTEDNESS" shall mean, without duplication, (a) Indebtedness (other than in respect of Synthetic Lease Obligations) that matures or otherwise becomes due more than one year after the incurrence thereof or is extendible, renewable or refundable, at the option of the obligor, to a date more than one year after the incurrence thereof (including the current portion thereof), (b) Indebtedness outstanding under the Credit Agreement and (c) Synthetic Lease Obligations and any Guarantees by the Guarantor thereof.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America consistently applied.

     "PIERCE MERGER" shall have the meaning assigned to such term in the Credit Agreement.

     "PIERCE 1998 SENIOR NOTES" shall have the meaning assigned to such term in the Credit Agreement.

     "SENIOR DEBT" shall have the meaning assigned to such term in the Credit Agreement.

     "STOCK REPURCHASE" shall have the meaning assigned to such term in the Credit Agreement.

     "SUBORDINATED INDEBTEDNESS" shall have the meaning assigned to such term in the Credit Agreement.

     (ii) Section 10(c) of the Guaranty is hereby amended by deleting therefrom the following definitions: "ARCUS UK," "LARGE VOLUME ACCOUNT CAPITALIZED EXPENDITURES," "MAINTENANCE CAPITAL EXPENDITURES," "PERMITTED INVESTMENT," "POND JOINT VENTURE," "POND TRANSACTION" and "QUALIFYING SALE-LEASEBACK TRANSACTION."

     Section 4. CONDITIONS OF EFFECTIVENESS. This Agreement shall become effective as of the date hereof when, and only when, the Owner, the Lenders and the Agent Bank shall have received a counterpart of this Agreement duly executed by the parties hereto and payment of an amendment fee pursuant to a letter sent by the Agent Bank to Guarantor dated as of January 26, 2000.

     Section 5. REPRESENTATIONS AND WARRANTIES. As of the date hereof, Guarantor hereby represents and warrants to Owner, Agent Bank, the Lenders and their respective counsel that:

     A. the representations and warranties made by Guarantor in each Operative Document to which it is a party are correct on and as of the date hereof, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

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     B. no event has occurred and is continuing under any Operative Document that constitutes a Default or an Event of Default; and

     C. it shall deliver, or cause to be delivered, on the Merger Date to Owner, Agent Bank and the Lenders, (i) a certificate of Iron Mountain Incorporated, formerly known as Pierce Leahy Corp., in the form attached hereto as SCHEDULE 1; and (ii) an opinion of counsel to Iron Mountain Incorporated, formerly known as Pierce Leahy Corp., stating that said certificate in the preceding clause (i) has been duly authorized, executed and delivered by, and is enforceable against, Iron Mountain Incorporated, formerly known as Pierce Leahy Corp., in accordance with its terms and such opinion shall otherwise be in form and substance satisfactory to the Owner, Agent Bank and the Lenders.

     Section 5. MISCELLANEOUS. Except as herein provided, the Guaranty and each of the other Operative Documents shall remain unchanged and in full force and effect. Upon the effectiveness of this Agreement, on and after the date hereof, each reference in any Operative Document to the Guaranty shall mean and be a reference to the Guaranty as amended hereby. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.

                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                              GUARANTOR:

                                              IRON MOUNTAIN INCORPORATED

                                              By: /s/ J.P. Lawrence
                                                 ------------------------------
                                              Name: J.P. Lawrence
                                              Title: VP, Treasurer

                                              LENDERS:

                                              WACHOVIA CAPITAL INVESTMENTS,
                                              INC., as Agent Bank and
                                              as a Lender

                                              By: Kevin T. McConnell
                                                 ------------------------------
                                              Name: Kevin T. McConnell
                                              Title: Senior Vice President

                           [GUARANTY AMENDMENT NO.2]

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                                              PNC COMMERCIAL LLC

                                              By: /s/ John McEnery
                                                 ------------------------------
                                              Name: /s/ John McEnery
                                              Title: Vice President

                                              CITIZENS BANK OF MASSACHUSETTS,
                                              SUCCESSOR TO USTRUST

                                              By: /s/ Daniel G. Eastman
                                                 -------------------------------
                                              Name: Eastman, D.G.
                                              Title: Vice President

                                              NATIONAL CITY BANK

                                              By: /s/ Lisa B. Lisi
                                                 ------------------------------
                                              Name: Lisa B. Lisi
                                              Title: Vice President

                                              DIAMOND LEASE (U.S.A.) INC.

                                              By: /s/ Jeffrey H. Fishman
                                                 ------------------------------
                                              Name: Jeffrey H. Fishman
                                              Title: Vice President/Credit
                                                     Administration

                                              BANK OF NEW YORK

                                              By: /s/ William G.C. Dakin
                                                 ------------------------------
                                              Name: William G.C. Dakin
                                              Title: Vice President

                           [GUARANTY AMENDMENT NO.2]

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                                              OWNER:

                                              IRON MOUNTAIN STATUTORY TRUST -
                                              1999

                                              By:  First Union National Bank,
                                                   not in its individual
                                                   capacity, but solely as
                                                   trustee

                                              By: /s/ W. Jeffrey Kramer
                                                 ------------------------------
                                              Name: W. Jeffrey Kramer
                                              Title: Vice President

                           [GUARANTY AMENDMENT NO.2]

The following exhibits and schedules have been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request:

     EXHIBIT A               ARTICLES OF MERGER

     SCHEDULE 1              CERTIFICATE OF IRON MOUNTAIN INCORPORATED